Exhibit 99.1

Focus Financial Partners Announces Merger of
Loring Ward with The Buckingham Family of Financial Services

Combination creates one of the largest fiduciary wealth management solutions providers in the United States

NEW YORK, September 27, 2018 — Focus Financial Partners Inc. (Nasdaq: FOCS) (“Focus” or the “Company”), a leading partnership of independent, fiduciary wealth management firms, today announced that Loring Ward Holdings (“Loring Ward”), a Silicon Valley-based provider of wealth management services to financial advisors and their clients, has agreed to merge with Focus partner firm, The Buckingham Family of Financial Services.

“We are very excited to be joining forces with the Buckingham and Focus teams,” said Loring Ward CEO, Alex Potts. “We all share a fiduciary oriented desire to help entrepreneurs, their team members and their clients and are excited about the new opportunities that a combination with Buckingham will bring.”

“We are very pleased to welcome Loring Ward to the Focus family. This merger is one of the largest transactions in the history of Focus and is a consummate example of the type of firms we seek to attract and the value we add to our partner firms in the execution of their growth strategies,” said Chairman and CEO, Rudy Adolf. “This merger will create a true leader in the wealth management solutions space — creating a scale player serving over 300 registered investment advisers combined.”

The terms of the transaction include cash consideration of $117.5 million and $117.5 million in Focus Class A common stock. Additional contingent consideration opportunities are available based on revenue growth thresholds over the two successive three-year periods following closing. Cash consideration will be funded by a combination of existing cash and borrowings under Focus’ revolving credit facility.

On an Adjusted Net Income Per Share(1) basis, the transaction is expected to be accretive to Focus shareholders immediately after closing, excluding synergies. Focus also expects to realize revenue and cost synergies through a combination of operational and integration-related activities.

The transaction is expected to close on or about year-end 2018 and is subject to customary closing conditions.

Focus has posted supplemental slides and a video in the investor relation section of its website, www.focusfinancialpartners.com, which provide more information on the transaction.

About Focus Financial Partners Inc.

Focus Financial Partners is a leading partnership of independent, fiduciary wealth management firms. Focus provides access to best practices, resources, and continuity planning for its partner firms who serve individuals, families, employers and institutions with comprehensive wealth management services. Focus partner firms maintain their operational independence, while they benefit from the synergies, scale, economics and best practices offered by Focus to achieve their business objectives.

(1)  Non-GAAP financial measure. See “Disclaimer” page in the supplement issued with this press release for more information on this measure.

About Loring Ward

Loring Ward is an investment adviser founded in 1990 and headquartered in California’s Silicon Valley. Loring Ward is committed to creating a better wealth experience for financial advisors and their clients, and serves one of the largest networks of independent advisors in the United States.

About Buckingham Strategic Wealth and BAM Advisor Services

Buckingham Strategic Wealth is a growing organization of advisors, financial specialists and national thought leaders committed to delivering on the promise of true wealth management and acting in the best interest of its clients.  Buckingham Strategic Wealth has over 25 locations across the United States.  Its affiliate, BAM Advisor Services, is a turnkey wealth management partner focused on helping advance the business for over 100 independent wealth management firms around the country.  Buckingham Strategic Wealth and BAM Advisor Services have been a partner of Focus since 2007.

Cautionary Statement Concerning Forward-Looking Statements

The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment and the Company’s ability to consummate the proposed merger and realize its anticipated benefits, which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

Investor and Media Contact Information

Steve Calk or Sam Gibbons

Tel: (646) 561-3226

FOCS@alpha-ir.com